Exhibit 4.2

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. NOR IS THIS OBLIGATION GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.  THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND GENERAL CREDITORS, IS UNSECURED, AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY MB FINANCIAL BANK, NATIONAL ASSOCIATION.

MB FINANCIAL BANK, NATIONAL ASSOCIATION

4.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2027

CUSIP No. 55266C XM3

ISIN No. US55266CXM36

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., THE NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO MB FINANCIAL BANK, NATIONAL ASSOCIATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY FOR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

THIS SECURITY IS A DIRECT AND UNSECURED GENERAL OBLIGATION OF MB FINANCIAL BANK, NATIONAL ASSOCIATION AND WILL NOT BE AN OBLIGATION OF, OR OTHERWISE GUARANTEED BY ANY AFFILIATE OF MB FINANCIAL BANK, NATIONAL ASSOCIATION.  IN THE EVENT OF A RECEIVERSHIP, INSOLVENCY, LIQUIDATION OR SIMILAR PROCEEDING OF MB FINANCIAL BANK, NATIONAL ASSOCIATION, THE CLAIMS OF A RECEIVER FOR ADMINISTRATIVE EXPENSES AND THE CLAIMS OF HOLDERS OF DEPOSIT OBLIGATIONS OF MB FINANCIAL BANK, NATIONAL ASSOCIATION WILL HAVE PRIORITY OVER THE CLAIMS OF GENERAL UNSECURED CREDITORS, INCLUDING HOLDERS OF THIS SECURITY.

THIS SECURITY IS ISSUABLE IN A MINIMUM DENOMINATION OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS OF $250,000 AND MAY NOT BE EXCHANGED FOR SECURITIES OF MB FINANCIAL BANK, NATIONAL ASSOCIATION, WITH A SMALLER DENOMINATION. EACH OWNER OF A BENEFICIAL INTEREST IN THE SECURITIES IS REQUIRED TO HOLD SUCH BENEFICIAL INTEREST IN A PRINCIPAL AMOUNT OF $250,000 OR AN INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF AT ALL TIMES.

THIS SECURITY HAS NOT BEEN, AND IS NOT REQUIRED TO BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND WAS OFFERED PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(a)(2) OF THE SECURITIES ACT. THIS SECURITY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OFFICE OF THE COMPTROLLER OF THE CURRENCY, THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.

MB FINANCIAL BANK, NATIONAL ASSOCIATION HAS NOT ENTERED INTO AN INDENTURE IN CONNECTION WITH THE ISSUANCE OF THIS SECURITY.  EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS SECURITY, IN MAKING ITS PURCHASE, WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO MB FINANCIAL BANK, NATIONAL ASSOCIATION, AND THE INITIAL PURCHASERS THAT IT IS AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), THAT IT IS PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER INSTITUTIONAL INVESTOR THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT FOLLOWING SUCH PURCHASE IT OR SUCH OTHER INSTITUTIONAL ACCREDITED INVESTOR HOLDING A BENEFICIAL INTEREST IN THIS SECURITY WILL HOLD A BENEFICIAL INTEREST IN A PRINCIPAL AMOUNT OF $250,000 OR AN INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF AT ALL TIMES.

RETIREMENT PLAN REPRESENTATIONS:

THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT (I) THE HOLDER IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY SIMILAR FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS APPLICABLE TO RETIREMENT PLANS (“SIMILAR LAWS”) (EACH, A “PLAN”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, OR A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF SUCH A PLAN OR ENTITY (“FIDUCIARY”), OR (II) NEITHER THE ACQUISITION NOR HOLDING OF THIS SECURITY WILL RESULT IN (a) A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER AN APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION OR (b) A VIOLATION OF ANY SIMILAR LAWS.

ANY FIDUCIARY WHO IS CONSIDERING THE ACQUISITION OF ANY OF THE SECURITIES SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SECURITIES.

No. R-1	CUSIP No. 55266C XM3
ISIN No. US55266CXM36

INITIAL PRINCIPAL AMOUNT:	$175,000,000

ISSUE DATE:	November 16, 2017

MATURITY DATE:	December 1, 2027

INTEREST PAYMENT DATE(S):	June 1 and December 1 of each year, beginning on June 1, 2018 and ending on December 1, 2022;

March 1, June 1, September 1, and December 1 of each year, beginning on March 1, 2023 and ending on the Maturity Date

REGULAR RECORD DATE(S):

Until December 1, 2022, interest will be payable to the person in whose name this Security is registered on May 17 or November 16 of each year immediately preceding the applicable Interest Payment Date. Thereafter, until the Maturity Date, to the person in whose name this Security is registered on the fifteenth calendar day immediately preceding the applicable Interest Payment Date.

MB Financial Bank, National Association (herein called the “Bank”), for value received, hereby promises to pay or deliver, as the case may be, to CEDE & CO., or registered assigns, the principal sum of One Hundred Seventy Five Million ($175,000,000) United States dollars, or such other principal sum as shall be set forth in the Schedule of Increases and Decreases attached hereto, on the maturity date shown above (the “Maturity Date”) and to pay interest thereon from and including the Issue Date specified above (the “Issue Date”) or from and including the most recent Interest Payment Date to which interest on this Security (as defined on the reverse hereof) or any predecessor Security has been paid or duly provided for, as applicable, to but excluding, the succeeding Interest Payment Date, on the Interest Payment Dates specified above in each year (each, an “Interest Payment Date”) and on the Maturity Date, at a fixed rate per annum equal to 4.00% from the Issue Date to, but excluding, December 1, 2022 and at a floating rate per annum equal to three-month LIBOR (provided, however, that in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero) plus 187.3 basis points, until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Security (or any predecessor Security) is registered (the “Holder”) at the close of business on the applicable regular record date specified above preceding such Interest Payment Date (whether or not a Business Day, the “Regular Record Date”); provided, however, that interest payable at the Maturity Date of this Security will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and will be paid to the person in whose name this Security (or any predecessor Security) is registered at the close of business on a special record date for the payment of such defaulted interest (the “Special Record Date”) to be fixed by the Bank, notice of which shall be given to the Holder not less than 10 calendar days prior to such Special Record Date.

Interest shall accrue from and including the Issue Date or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, and shall be paid semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018 and ending on December 1, 2022, and thereafter will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2023, through the Maturity Date or earlier redemption of this Security. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months from and including the Issue Date to, but excluding, December 1, 2022, and thereafter a 360-day year and the number of days actually elapsed.

Three-month LIBOR shall be determined by the Paying Agent, in its capacity as Calculation Agent under the Paying Agency Agreement, defined below (the “Calculation Agent”) on the second Business Day before each Interest Period (each such date, an “interest determination date”). The interest rate on the Securities bearing interest at the floating rate shall reset on the first day of each Interest Period (each such date a “reset date”). Absent manifest error, the Calculation Agent’s determination of the floating rate shall be binding and conclusive on the Holder of this Security and the Bank. The Calculation Agent shall notify the Bank of each determination of the floating rate for each applicable Interest Period. “Interest Period” shall be the period from and including the immediately preceding Interest Payment Date to, but excluding, the succeeding Interest Payment Date.

Three-month LIBOR will be determined as follows:

(i)                                     With respect to each interest determination date (a “LIBOR interest determination date”), three-month LIBOR will be the London Interbank Offered Rate (expressed as a percentage per annum) for deposits in U.S. dollars having an index maturity of three months that appears on the display on Reuters, or any successor service, on page “LIBOR01”, or any page that may replace that page on that service, as of 11:00 a.m., London time, on such LIBOR interest determination date. If no such rate so appears, three-month LIBOR on such LIBOR interest determination date will be determined in accordance with provision described in clause (ii) below.

(ii)                                  If such screen does not include such a rate or is unavailable on a determination date, the Bank will request the principal London office of each of four major banks in the London interbank market, as selected by the Bank to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such LIBOR interest determination date, to prime banks in the London interbank market for three-month deposits in U.S. dollars in a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time. If at least two such offered quotations are so provided, the three-month LIBOR for the Interest Period will be the arithmetic mean of such quotations; provided, however, that if the banks so selected by the Bank are not quoting as mentioned in this sentence, three-month LIBOR determined as of such LIBOR interest determination date shall be three-month LIBOR in effect on such LIBOR interest determination date. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

Notwithstanding the foregoing, in the event three-month LIBOR for any Interest Period as determined in accordance with this paragraph is less than zero, three-month LIBOR for such Interest Period shall be deemed to be zero.

If an Interest Payment Date is not a Business Day (as defined below), the Bank will pay interest on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest, if any, will be made on the next succeeding Business Day and no interest shall accrue for the period from and after such Maturity Date.

“Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in the City of New York, New York or Chicago, Illinois are generally authorized or obligated by law or executive order to close.

Payment of interest on this Security may be subject to prior approval by the Office of the Comptroller of the Currency (the “OCC”) or other applicable regulator of the Bank if the Bank is undercapitalized or has been so required by the OCC or other applicable regulatory authority.

THE SECURITY MAY NOT BE REPAID PRIOR TO MATURITY, EITHER PURSUANT TO ACCELERATION IN AN EVENT OF DEFAULT, REPURCHASE BY THE BANK OR OTHERWISE, WITHOUT PRIOR APPROVAL OF THE OCC TO THE EXTENT SUCH APPROVAL IS THEN REQUIRED UNDER THE RULES OF THE OCC.

Payment of principal of (and premium, if any) and interest on, this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Bank will at all times appoint and maintain a paying agent (the “Paying Agent”) authorized by the Bank to pay the principal of and interest on, this Security on behalf of the Bank and having an office or agency (the “Paying Agent Office”) in the United States of America (the “Place of Payment”), where this Security may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Security may be served. The Bank has initially appointed U.S. Bank National Association as such Paying Agent pursuant to the Paying Agency Agreement, dated as of November 16, 2017 (the “Paying Agency Agreement”), between the Bank and the Paying Agent, with the Paying Agent Office currently located at 111 Filmore Avenue East, St. Paul, Minnesota, Attention: Global Corporate Trust Services.

Payment of the principal of and interest on, this Security due at maturity will be made in immediately available funds upon presentation and surrender of this Security to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Security (other than at maturity) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

Principal, and interest payments on book-entry Securities represented by this Global Note will be made by the Issuer to the Paying Agent for the account of the Depositary or its nominee.

The Bank may, without the consent of the Holder of this Security, create and issue additional notes ranking equally with this Security and otherwise the same in all respects (except for the issue date, issue price and first Interest Payment Date). Such additional notes shall be consolidated and form a single series (including the same CUSIP number) with the previously outstanding Securities, provided that any such additional notes are fungible with the previously outstanding Securities for U.S. federal income tax purposes.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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Unless the certificate of authentication hereon has been executed by the Paying Agent by the manual signature of an authorized signatory, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed by manual or facsimile signature.

MB FINANCIAL BANK, NATIONAL ASSOCIATION

By:	/s/ Randall T. Conte
Name:	Randall T. Conte
Title:	Executive Vice President and Chief Financial Officer

Dated: November 16, 2017

PAYING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Paying Agency Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

By:	/s/ Linda E. Garcia
Name:	Linda E. Garcia
Title:	Vice President

REVERSE OF SECURITY

This Security is one of a duly authorized issue of 4.00% Fixed-to-Floating Rate Subordinated Notes due 2027 of the Bank (the “Securities”) issued under the Paying Agency Agreement.

Subordination

The Bank’s indebtedness evidenced by this Security, including its obligations to pay principal and interest, is unsecured and subordinate and junior in right of payment to the Bank’s Senior Indebtedness (as defined below). In the event of any insolvency, receivership, conservatorship, reorganization, liquidation, readjustment of debt, marshaling of assets and liabilities, winding up, or similar proceedings of the Bank, whether voluntary or involuntary, all such Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of (or premium, if any) or interest on, this Security. In the event of any such proceeding, after payment in full of all sums owing with respect to such Senior Indebtedness, the Holder of this Security, together with holders of any obligations of the Bank ranking equally with this Security, shall be entitled to be paid from the remaining assets of the Bank the unpaid principal of (and premium, if any) and interest on, this Security or such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to this Security.

“Senior Indebtedness” includes all savings accounts, deposits, borrowed money (secured and unsecured), obligations of, or guaranteed by, the Bank arising from off-balance sheet guarantees and direct-credit substitutes (including any letters of credit, bankers’ acceptance or similar agreement), any capitalized lease obligation, any deferred obligation for payment of the purchase price of any property or assets, and obligations associated with derivative products such as interest rate and foreign-exchange contracts, commodity contracts and similar arrangements and obligations to the Bank’s general creditors, including its obligations to the Federal Reserve Bank, FDIC, and any rights acquired by the FDIC as a result of loans made by the FDIC to the Bank or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 U.S.C. § 1823, whether now outstanding or hereafter incurred.  “Senior Indebtedness” excludes any indebtedness that: (a) expressly states that it is junior to, or ranks equally in right of payment with, this Security; or (b) is identified as junior to, or equal in right of payment with, this Security.

Nothing herein shall impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security in accordance with its terms.

Notwithstanding any other provisions contained in this Security, the OCC, the FDIC or any receiver or conservator of the Bank appointed by the OCC, as part of any transaction or plan of reorganization or liquidation may transfer or direct the transfer of the obligations represented by this Security to any bank selected by such entity that expressly assumes the obligation of the due and punctual payment of the unpaid principal (and premium, if any) and interest on this Security and the due and punctual performance of all covenants and conditions contained in this Security.

In the event that the Bank enters into a receivership, insolvency, liquidation, or similar proceeding, the holder of this Security may be fully subordinated to the interests held by the U.S. government.

Any “depository institution,” as that term is defined in Section 3(c)(1) of the Federal Deposit Insurance Act, which holds a Security (or beneficial interest therein) shall be deemed to have agreed by acquiring such Security (or beneficial interest) to waive any rights to offset all or any portion of the indebtedness represented by such Security (or interest) against any indebtedness or other obligations of such institution to the Bank.

Event of Default; Waiver

An “Event of Default” in respect to this Security shall occur if the Bank is subject to any receivership, conservatorship, insolvency, liquidation or similar proceeding. A “Payment Failure” in respect to this Security shall occur if the Bank fails to pay interest on this Security for 30 days after the payment is due, or if the Bank fails to pay the principal of (or premium, if any, on) this Security when due. The Bank will promptly notify, and provide copies of such notice to, the Paying Agent, upon the occurrence of any Payment Failure or Event of Default. The Paying Agent will promptly send copies of such notice to The Depository Trust Company (“DTC”), as depositary (the “Depositary”), pursuant to applicable DTC procedures.

If an Event of Default shall occur and be continuing, the Holder of this Security may declare the principal of this Security, together with any unpaid accrued interest thereon, to be immediately due and payable by written notice to the Bank. Upon such declaration and notice, such principal amount and accrued interest shall become immediately due and payable; provided, however, that, to the extent then required under or pursuant to applicable capital or other regulations (as described on the face of this Security), this Security may not be repaid prior to maturity without the prior approval of the OCC. To the extent required, the Bank will apply to the OCC for prior approval of repayment promptly after receiving notice of acceleration.

Any Payment Failure or Event of Default with respect to this Security may be waived by the Holder hereof.

The Bank waives demand, presentment for prepayment, notice of nonpayment, notice of protest and all other notices to the extent it may lawfully do so.

This Security is intended to be treated as Tier 2 capital (or its then equivalent if the Bank is subject to such capital requirement) for purposes of capital adequacy rules of the OCC (or any successor regulatory authority) as then in effect and applicable to the Bank. Neither the failure to pay principal of or interest on this Security nor a failure to perform any other obligation of the Bank under the Paying Agency Agreement or the Security constitutes an

“Event of Default” with respect to the Security, and no right of acceleration exists in any such case.

Optional Repayment and Redemption

The Securities shall not be subject to repayment at the option of the Holders, in whole or in part, prior to maturity. The Securities shall not be subject to any sinking fund.

The Securities are redeemable by the Bank, in whole or in part, on any Interest Payment Date on or after December 1, 2022.

The Securities are also redeemable by the Bank, in whole but not in part, at any time upon the occurrence of one of the following:

(i)                                a “tax event,” which means the receipt by the Bank of an opinion of independent tax counsel to the effect that, as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of the Bank’s federal income tax returns or positions or a similar audit of any of the Bank’s subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, in each case, occurring or becoming publicly known on or after the date of the issuance of the Securities, there is more than an insubstantial risk that the interest payable on the Securities is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by the Bank, in whole or in part, for U.S. federal income tax purposes;

(ii)                             a “capital event,” which means the good faith determination by the Bank that, as a result of (a) any amendment to or change (including any announced prospective amendment or change) in the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Bank or (b) any final official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is made, adopted, approved or effective on or after the Issue Date, the Securities do not constitute, or within 90 days of such determination will not constitute, Tier 2 capital (or its then equivalent if the Bank is subject to such capital requirement) for purposes of capital adequacy rules of the OCC (or any successor regulatory authority), as then in effect and applicable to the Bank; or

(iii)                          an “investment company event,” which means the Bank becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any redemption of the Securities will be at a redemption price equal to the principal amount of the Securities redeemed, plus accrued and unpaid interest on such Securities to, but excluding, the date of redemption. Any partial redemption will be made pro rata among all of the holders of the Securities, by lot or otherwise in accordance with DTC’s applicable procedures, provided that no Securities shall be redeemed in part such that, after giving effect to such redemption, the principal amount of such Securities shall be less than $250,000.  Any redemption of the Securities would require prior approval of the OCC to the extent such approval is then required under the rules of the OCC.

The Bank will give irrevocable notice of its intention to redeem the Securities not more than 60 nor less than 30 days prior to the date fixed for redemption.

From and after any redemption date, if monies for the redemption of Securities will have been made available for redemption on the redemption date, the Securities will cease to bear interest, if applicable, and the only right of the holders of the Securities shall be to receive payment of the principal amount and, if appropriate, all unpaid interest accrued to the redemption date.

Consolidation, Merger and Sale of Assets

The Bank shall not consolidate with or merge into any other entity or convey, transfer or lease its assets substantially as an entirety to any entity, unless the successor expressly assumes the Bank’s obligations on the Securities.

Office of the Comptroller of the Currency Regulatory Authority

Notwithstanding any other provisions of this Security and related documents, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Bank, it is expressly understood and agreed that the Bank is subject to 12 C.F.R. §§ 3.20(d) and 5.47.  In the event the Bank is considered “undercapitalized” as defined under applicable law, and fails to satisfactorily implement a required capital restoration plan, the Bank may be subject to restrictions and requirements applicable to “significantly undercapitalized” institutions, as defined in applicable law, or if the Bank is considered “significantly undercapitalized,” the OCC has the legal authority to require the Bank to sell shares in the Bank, enter into a merger or consolidation, or be acquired by a depository institution or a depository institution holding company. This authority supersedes and voids any default that may have occurred resulting from such OCC action. In addition, if the Bank is considered “critically undercapitalized” as defined under applicable law, the Bank will be prohibited from making principal or interest payments on this Security without prior regulatory approval.

The Bank must obtain prior OCC approval to prepay this Security, including through a redemption prior to maturity, repurchase, or exercising a call option, to the extent such approval is then required under the rules of the OCC. In addition, if the Security is callable, the Bank may call the Security only after a minimum of five years following issuance, except that the instrument may be called sooner than five years upon the occurrence of a tax event, a capital event or an investment company event.

Consistent with the requirements for the capital conservation buffer at 12 C.F.R. § 3.11, the Bank may be prohibited from making a distribution under this Security, or creating an obligation to make such a distribution, if such distribution, in the aggregate, would exceed the maximum payout amount, unless the Bank receives prior OCC approval.

Miscellaneous

Beneficial interests represented by this Security are exchangeable for definitive Securities in registered form, of like tenor and of an equal aggregate principal amount, only if (i) the Depositary notifies the Bank in writing that it is unwilling or unable to act as a depositary or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Bank within 90 days, (ii) the Bank, at its option, notifies the Paying Agent in writing that it elects to cause the issuance of Securities in definitive form or (iii) any event shall have occurred and be continuing that, after notice or lapse of time or both, would constitute an Event of Default with respect to the Securities. In such circumstances, upon surrender by the Depositary or a successor depositary of the Global Security, Securities in definitive form will be issued to each person that the Depositary or a successor depositary identifies as the beneficial owner of the related Securities. Any Security representing such beneficial interests that is exchangeable pursuant to this paragraph shall be exchangeable in whole for definitive Securities in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Such definitive Securities shall be registered in the name or names of such person or persons as the Depositary shall instruct the Security Registrar (as defined below).

In case any Security shall at any time become mutilated, destroyed, lost or stolen and such Security or evidence satisfactory to the Bank of the loss, theft or destruction thereof (together with indemnity satisfactory to the Paying Agent and the Bank and such other documents or proof as may be required by the Paying Agent and the Bank) shall be delivered to the Paying Agent and the Bank, a new Security of like tenor will be issued by the Bank in exchange for the Security so mutilated, or in lieu of the Security so destroyed or lost or stolen. All expenses and reasonable charges associated with procuring the indemnity referred to above and with the preparation, authentication and delivery of a new Security shall be borne by the Holder of the Security so mutilated, destroyed, lost or stolen. If any Security which has matured or is about to mature shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) upon compliance by the Holder thereof with the provisions of this paragraph.

The Bank shall cause to be kept at the office of the Security Registrar designated below a register (the register maintained in such office or any other office or agency of the Bank in the Place of Payment herein referred to as the “Security Register”) in such form as the Security Registrar may determine, in which, subject to reasonable regulations as it may prescribe, the Security Registrar shall provide for the registration of the Securities and of transfers of the Securities. The Bank has initially appointed the Paying Agent as “Security Registrar,” pursuant to the Paying Agency Agreement, for the purposes of registering the Securities and transfers of the Securities as herein provided.

The transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Paying Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Paying Agent shall record any transfer of this Security that the Bank has approved, it being understood that such approval shall be based solely on matters relating to compliance with federal and state securities laws. Prior to due presentment of this Security for registration of transfer, the Bank, the Paying Agent and any agent of the Bank or the Paying Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Bank, the Paying Agent nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of principal or interest on this Security, for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Bank or any successor corporation. No provision of this Security shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Any money that the Bank pays to the Paying Agent for the purpose of making payments on this Security and that remains unclaimed two years after the payments were due will, at the Bank’s request, be returned to it. After that time, the Holder can only look to the Bank for payment on this Security.

All notices under this Security shall be in writing and in the case of the Bank, addressed to the Bank at:

MB Financial Bank, National Association

6111 N. River Rd.

Rosemont, IL 60018

Attention: General Counsel

or, in the case of the Paying Agent at:

U.S. Bank National Association

190 South LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, IL 60603

Attention: Global Corporate Trust Services

or to such other address of the Paying Agent as the Paying Agent may notify the holders of the Securities. All notices to the Holder of this Security will be given to the address of the Holder as it appears in the Security Register.

This Security shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the federal laws of the United States of America.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) / (we) assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                                                agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbroker’s, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

The Initial principal amount of this Global Note is $175,000,000. The following increases and decreases to this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or DTC Custodian